Exhibit 10.1

FINANCIAL REORGANIZATION AGREEMENT

THIS FINANCIAL REORGANIZATION AGREEMENT, made this 30th day of June, 2010 by and among:

TAXMASTERS, INC., a Nevada corporation with its principal office located at 900 Town and Country Lane, Houston, Texas 77024 (hereinafter “COMPANY”)

AND

PATRICK R. COX, an adult individual, being the majority and controlling shareholder of the COMPANY (hereinafter “COX”)

AND

OLDE MONMOUTH STOCK TRANSFER CO., INC., a stock transfer agent with principal offices located at 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, (hereinafter “Escrow Agent”)

WITNESSETH THAT:

WHEREAS, on August 4, 2009 the COMPANY (formerly “Crown Partners, Inc.”, which had changed its name to “TaxMasters, Inc.”  in anticipation of the acquisition), acquired TaxMasters, Inc. (“TaxMasters”), in a “B” Reorganization, pursuant to which the COMPANY issued 301 Million shares of its Common Stock to COX as the sole shareholder of TaxMasters, and agreed to issue up to 299 Million more shares to COX based upon a certain “earn-out” formula for a period of five (5) years from the date of the acquisition;

WHEREAS, in calculating the value of TaxMasters in the negotiations for the acquisition, the parties assumed certain prior and anticipated “earnings per share” based upon the then-available financial statements and data, which were prepared on a “contractual sales basis” rather than an accrual basis, and such contractual sales basis recorded revenues upon receipt of a signed contract from a client requesting services;

WHEREAS, upon becoming the wholly-owned subsidiary of a publicly-traded and reporting corporation subject to the requirements of GAAP (“Generally Accepted Accounting Principles”) and the accounting requirements of the Securities and Exchange Commission, the COMPANY was required to adopt a certain “revenue recognition” methodology which, for purposes of financial analysis of the COMPANY changed the basis for the valuation from that which was used prior thereto;

WHEREAS, the parties desire to adjust the capital structure of the COMPANY so that the valuation of the TaxMasters’ business is in line with the new methodology, and accordingly the parties have negotiated, with the assistance and advice of consultants, and have developed an adjustment to effect such a financial reorganization;

WHEREAS, the original “B” Reorganization, pursuant to which COX received his 301 Million shares, qualified as a valid “B” Reorganization as of Closing of such transaction, and the parties do not want to affect such status and, accordingly, have reached separate understandings and agreements resulting in this Financial Reorganization;

WHEREAS, the parties, having reached such understandings and agreements, desire to have a written document evidencing and formalizing such reorganization and the underlying understandings and agreements;

NOW THEREFORE, in reliance upon the Preambles and intending to be legally bound, the parties have agreed, and do hereby agree as follows:

I
GENERAL PLAN OF FINANCIAL REORGANIZATION

1.  PLAN OF FINANCIAL REORGANIZATION.  (a)  The Financial Reorganization being entered into by means of this agreement consists of two parts:

(i) an escrow, on an “claw-back or lose” arrangement, of 200 Million shares of the Common Stock of the COMPANY currently owned by COX, with COX waiving the right to vote such shares or to receive dividends and distributions on such shares, during the term of this agreement, coupled with

(ii) the right of COX to “claw back” such shares from the escrow during the term of this Agreement (to June 30, 2015), based upon the formula set forth in (b) following, but the loss by COX of any shares not “clawed-back” within the term of this Agreement (to June 30, 2015), with all shares not “clawed-back” being transferred to the COMPANY for cancellation and return to the status of “authorized but unissued” shares.

(b) The formula to be used for the determination of whether any of the escrowed shares should be released to COX for each fiscal year during the term of this Agreement as provided in Article III, Subparagraph 7(c), is as follows:

(i) the P&L Statement contained in the audited financial statements for the immediately prior fiscal year shall be the base.

(ii) the revenue recognized for such fiscal year shall be replaced by a number equaling the total of (A) the cash actually received for such fiscal year, net of returns and refunds, and (B) the accounts receivable as of December 31 of such fiscal year, less the internal allowance otherwise used for non-collectibility.

(iii) The “net income” from the P&L Statement as thus adjusted shall be determined; however, any included expense required to be recognized by the COMPANY for such fiscal year attributable to SFAS 123(R)(Share-Based Payment) shall be deleted.

(iv) Such recalculated  “net income” shall be multiplied by the greater of: (A) twenty (20), or (B) the average Price/Earnings multiple (based on the closing bid prices) for the fourteen (14) consecutive trading days after the day on which the COMPANY’s Form 10-K is filed, using the earnings per share as stated in such Form 10-K for the prior fiscal year.

(v) The resulting number shall be divided by Fifty Cents to determine the total number of shares which should be owned by COX out of the original 301 Million shares, from which, for (1) the fiscal year ended December 31, 2010, shall be subtracted the 101 Million shares held by COX following implementation of this Agreement and from which, for (2) the subsequent fiscal years, shall be subtracted (A) the 101 Million shares plus (B) all shares released (clawed-back) for prior fiscal years.  (Both: (A) the actual number of shares then held by COX; and (B) contingent shares issued under the formula in the original “B” Reorganization Agreement; shall be ignored.)  If the calculation is negative, no shares shall be released; but under no circumstances shall COX be required to turn back any of the 101 Million shares which he is retaining. If the calculation would require the release of more shares than remain in escrow, the remaining shares shall be released; but under no circumstances shall the COMPANY be required to issue any additional shares to COX.

(c) Nothing contained in this Financial Reorganization Agreement or this Plan of Financial Reorganization shall be deemed, or interpreted, to require the continued employment of COX by the COMPANY, such employment being considered irrelevant to the intent and purposes hereof, or to require the rendering of services by COX to the COMPANY. Accordingly, the termination of such employment, whether for cause or not for cause, shall have no effect on the formula or the “claw-back”.

2.  LIMITATION ON SCOPE OF THIS FINANCIAL REORGANIZATION.  (a) Nothing contained herein is intended to modify, adjust, amend or otherwise change or affect the terms and conditions of the “B” Reorganization entered into on August 4, 2009.  Specifically, the provisions contained therein for the initial issuance of the 301 Million shares and the provisions for the earn-out of the additional shares shall remain in full force and effect, without change or modification and shall be interpreted and applied without reference to this Financial Reorganization Agreement, which is a separate and independent transaction not related thereto.  COX shall not be deemed to be surrendering any rights, powers or privileges contained in the original “B” Reorganization Agreement and anything contained herein which might be interpreted to (a) cause a modification, adjustment, amendment or change in the terms and conditions thereof, or (b) to constitute such a surrender, shall be disregarded as not being within the intent hereof.

(b) The “claw-back” hereunder and the  formula therefor is separate and apart from the “earn-out” contained in the prior “B” Reorganization (contingent shares) and the formula for the issuance of those contingent shares.  Neither shall have any affect on the other, both of which shall continue in full force and effect.  It is the intent of the parties that the “claw-back” and the “earn-out” shall be operational simultaneously and concomitantly, each under its own formula.  That is, COX may be simultaneously earning-out additional shares under (i) the “B” Reorganization provisions and the formula therefor and clawing-back escrowed shares under (ii) this Financial Reorganization Agreement.

3.  SEPARATE BUSINESS PURPOSES.  (a) Business Purpose of Original “B” Reorganization.  The original “B” Reorganization was entered into for the business purpose of making the TaxMasters’ entity a public company by making such entity the wholly-owned subsidiary of an already-public corporation.  In connection therewith, by the issuance of both a “Control Series” of preferred stock and the 301 Million shares of Common Stock, COX was assured control of the combined entities with an ongoing interest therein.

(b) Business Purpose of this Financial Reorganization.  This Financial Reorganization is being entered into, on a fully cooperative basis between COX and the COMPANY, upon the motion and recommendation of COX, for the business purpose of bringing the valuation and market capitalization of the COMPANY, based upon the underlying profitability thereof, into a proper range for (i) the direct benefit of the existing and future shareholders other than COX and (ii) the indirect benefit of the COMPANY and COX.  More specifically the intent is to have the COMPANY’s the total issued and outstanding shares more reflective of the underlying values, given the change in the revenue recognition methodology.

4.  CONTINUITY OF INTEREST UNDER “B” REORGANIZATION.  If, at Closing, COX had received only the 101 Million shares being retained hereunder, the transaction would have still qualified as a valid “B” Reorganization under Section 368(a)(1)(B). Notwithstanding the conditional “give-back” of the 200 Million shares by COX, he continues to hold the “Control Series” of preferred stock and thus remains the controlling shareholder, while he retains 101 Million shares of the Common Stock and thus remains the majority common shareholder of the COMPANY, both without reference to the contingent shares under the “B” Reorganization or the “claw-back” shares under this agreement.

5.  NOMENCLATURE/TAX-FREE TRANSACTIONS.  The original “B” Reorganization was structured as a tax-free exchange under Internal Revenue Code Section 368(a)(1)(B) and the use of the term “earn-out” therein and herein with respect to the contingent shares, was not, and is not, intended to imply that COX is “earning” those shares in the sense of receiving compensation.  Likewise, this Agreement, in using the term “claw-back”, intends to imply that COX is reclaiming property already his, not receiving the released shares as compensation.

II
AGREEMENT TO PLAN OF FINANCIAL REORGANIZATION

6.  EFFECTUATION OF PLAN OF FINANCIAL REORGANIZATION.  For the purpose of effecting the Plan of Financial Reorganization, the parties have agreed, and do hereby agree, as follows:

(a) Upon execution hereof, COX shall transfer to the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement constituting Part III of this Plan of Financial Reorganization, free and clear of any claim of any continuing interest therein except for the potential claw-back thereof, legal title to 200 Million shares of the Common Stock of the COMPANY owned by him and being part of the 301 Million shares received by him in the original “B” Reorganization.

(b) COX hereby waives and releases any claim to any dividends or distributions made with respect to such shares.  During the term of the Escrow Agreement, no dividends or distributions shall be paid or made by the COMPANY with respect to escrowed shares not yet clawed-back.

(c) COX hereby waives any right to vote such shares and such shares shall not be counted for any purpose related to shareholding voting.

(d) The COMPANY acknowledges the deposit of the 200 Million shares and the waiver of the rights (i) to receive dividends and distributions and (ii) vote such escrowed shares.

(e) The COMPANY agrees to the “claw-back” provisions of this Financial Reorganization Agreement and to the formula for such “claw-back”, which shall be binding upon it as well as COX.  The COMPANY shall have no claim against the shares while they are being held in escrow.

(f) COX and the COMPANY agree that any shares not “clawed-back” during the term of the Escrow Agreement shall be returned to the COMPANY by the Escrow Agent; that such returned shares shall be cancelled; and that such cancelled shares shall be returned to the status of “authorized but unissued”.

III
ESCROW AGREEMENT

7.  (a)  On the terms and conditions of this Escrow Agreement, COX hereby appoints Olde Monmouth Stock Transfer Co., Inc. as the Escrow Agent to receive the Two Hundred Million (200,000,000) shares of his Common Stock in the COMPANY as provided herein. On the terms and conditions of this Escrow Agreement, Olde Monmouth Stock Transfer Co., Inc. accepts such appointment.

(b)  On the terms and conditions of this Escrow Agreement, the COMPANY hereby appoints Olde Monmouth Stock Transfer Co., Inc. as the Escrow Agent hereunder. On the terms and conditions of this Escrow Agreement, Olde Monmouth Stock Transfer Co., Inc. accepts such appointment.

(c)  The term of this Escrow Agreement shall commence as of the date hereof and shall continue until the earlier of (i) release of all escrowed shares to COX because they are “clawed-back”, or (ii) June 30, 2015.  To the extent that any shares remain in escrow after the calculations for the fiscal year ended December 31, 2014, not having been “clawed-back” and released to COX, such shares shall be transferred to the COMPANY which shall thereupon proceed to cancel them and to have them returned to the status of “authorized but unissued”shares.

(d)  Upon completion of the foregoing, this Escrow Agreement shall terminate and Escrow Agent shall have no further duties or responsibilities.

8.  (a)  COX shall transmit to Escrow Agent his current share certificate, #2010, representing 301 Million shares of the Common Stock of TaxMasters, Inc. and Olde Monmouth, acting as the stock transfer agent for TaxMasters, Inc., shall transfer 200 Million shares into its own name, as Escrow Agent, and shall promptly return a certificate to COX for the balance of his shares. (b)  (a) Upon receipt by Escrow Agent of the 200 Million shares in its name, as Escrow Agent, it shall hold such shares for “release or return” as provided herein.

9.  (a) The formula set forth in sub-paragraph 1(b) above, shall be used by the Escrow Agent following the end of each calendar year, which is the fiscal year of the COMPANY, to determine COX’s entitlement to the release of shares from the Escrow.  Upon receipt by Escrow Agent, from the COMPANY’s auditors, of the audited financial statements for the prior fiscal year, Escrow Agent shall make the required calculation and determine the number of shares, if any, to be released from the Escrow to COX.  Escrow Agent may, at the expense of the COMPANY, utilize the assistance of such accountant as it may select  in making such determination. (b) In the event that COX believes that he is entitled to more shares than determined by the Escrow Agent, the accountant utilized by the Escrow Agent, a representative of the COMPANY’s auditors, the Chairman of the COMPANY’s audit committee, and either COX, personally, or his accountant representative, shall meet, either in person or by telephone conference call, to resolve the dispute.

10.  As compensation for the services of Escrow Agent hereunder, the COMPANY shall pay the sum of One Thousand Dollars ($1,000) per year.  Furthermore, It is understood that Olde Monmouth Stock Transfer Co., Inc. shall bill the COMPANY separately for its services as the stock transfer agent, e.g., stock certificate issuance fees, stock certificate transfer fees, DWAC fees, courier or other delivery costs, etc. and that no such costs shall be billed to COX.

11. The Escrow Agent, or any successor Escrow Agent, may at any time resign by giving notice in writing to COX and the COMPANY, and shall be discharged from its duties under this Escrow Agreement on the first to occur of (a) the appointment of a successor Escrow Agent as provided in this Paragraph 11, or (b) the expiration of five (5) business days after the notice is given.  In the event of any resignation, a successor Escrow Agent shall be appointed by COX. Any successor Escrow Agent shall deliver to Escrow Agent and COX a written instrument accepting appointment under this Escrow Agreement, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder.

12. (a) The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document which the  Escrow Agent in good faith believes to be genuine and what it purports to be.

(b) The Escrow Agent shall be protected in acting upon any financial data received by it from a third party, which Escrow Agent in good faith accepts as accurate, in determining whether the release price criterion has been achieved in each instance.

13.  The standard of care shall be that of a reasonable man.  The Escrow Agent shall not be liable for anything which it may do, or refrain from doing, in connection herewith provided that it acts in good faith.

14.  The Escrow Agent may consult with its legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel, the cost of which shall be paid by the COMPANY.

15.  In the event of any disagreement involving the terms of this Escrow Agreement, resulting in adverse claims or demands being made in connection with this Agreement, or in the event the Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, interplead anything held by the Escrow Agent into a court of competent jurisdiction, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act.  The Escrow Agent shall be entitled to continue so to refrain from acting until (a) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (b) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested parties, and the Escrow Agent shall have been notified thereof in writing signed by all such parties.  The rights of the Escrow Agent under this Paragraph are cumulative of all other rights which it may have by law or otherwise.

16. Any and all notices permitted or required to be given under the terms of this Escrow Agreement shall be in writing and may be served by certified mail, postage prepaid, return receipt requested, and addressed to the person or entity to be notified at the appropriate address specified in this Escrow Agreement, or by delivering the same to such person or entity, personally or by facsimile, addressed to the person or entity to be notified at said address.  Any notice given in any authorized manner shall be effective only if and when actually received.  Addresses may be changed by notice given in the manner provided in this Paragraph.

17.  This Escrow Agreement shall be binding on, inure to the benefit of and be enforceable by and against the Escrow Agent, the COMPANY and COX and/or their respective heirs, beneficiaries, personal representatives, successors and assigns.

18.  This Escrow Agreement is performable in whole or in part in the State of New Jersey and shall be interpreted and construed in accordance with and shall be governed by the laws of the State of New Jersey.  Any action brought under this Article III shall be brought in the federal or state courts of New Jersey, to which jurisdiction and venue all of the parties agree.

19.  This Escrow Agreement may be executed in multiple counterparts (including by means of telecopied/facsimile signature pages), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

20. Any term or provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situations or in any other jurisdiction.

21. This Escrow Agreement, including this Paragraph 21, may be amended only by a written instrument signed by the party to be charged.

22.   Escrow Agent, its officers, directors, employees and agents shall be indemnified by COX and the COMPANY, jointly and severally, against any loss, liability, expense (including reasonable attorney's fees and costs), claim, award or damage which such person may incur or sustain by reason of the fact that it/he/she performed functions under this Escrow Agreement; provided, however, that the foregoing shall not relieve such person of liability for willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

IV
MISCELLANEOUS

23. Any and all notices permitted or required to be given under the terms of this Financial Reorganization Agreement shall be in writing and may be served by certified mail, postage prepaid, return receipt requested, and addressed to the person or entity to be notified at the appropriate address specified in this Financial Reorganization Agreement, or by delivering the same to such person or entity, personally or by facsimile, addressed to the person or entity to be notified at said address.  Any notice given in any authorized manner shall be effective only if and when actually received.  Addresses may be changed by notice given in the manner provided in this Paragraph.

24.  This Financial Reorganization Agreement shall be binding on, inure to the benefit of and be enforceable by and against the Escrow Agent, the COMPANY and COX and/or their respective heirs, beneficiaries, personal representatives, successors and assigns.

25.  This Financial Reorganization Agreement, other than Article III, is performable in whole or in part in the State of Texas and shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Texas.  Any action brought other than under Article III shall be brought in the federal or state courts of Texas, to which jurisdiction and venue COX and the COMPANY agree.

26.  This Financial Reorganization Agreement may be executed in multiple counterparts (including by means of telecopied/facsimile signature pages), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

27. Any term or provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situations or in any other jurisdiction.

28. This Financial Reorganization Agreement, including this Paragraph 28, may be amended only by a written instrument signed by the party to be charged.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Escrow Agreement on the day and year first written above.

PATRICK R . COX:

/s/Patrick R. Cox

OLDE MONMOUTH STOCK TRANSFER CO., INC.

By: /s/ John Christopher Troster
Title: President

TAXMASTERS, INC.

By: /s/Patrick R. Cox
Title: Chief Executive Officer